Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 1350 OF CHAPTER 63 OF
TITLE 18 OF THE UNITED STATES CODE*

In connection with the Annual Report of Park National Corporation (the “Corporation”) on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned C. Daniel DeLawder, Chairman of the Board and Chief Executive Officer of the Corporation, and John W. Kozak, Chief Financial Officer of the Corporation, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Corporation and its subsidiaries.

/s/ C. Daniel DeLawder	/s/ John W. Kozak
C. Daniel DeLawder	John W. Kozak
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)

Dated: February 28, 2011	Dated: February 28, 2011

*
These certifications are being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section.  These certifications shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates these certifications by reference.